Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Cine Latino, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 1, 2013, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of the Registration Statement (Form S-4 No. 333-186210) declared effective on March 15, 2013.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, Florida
March 25, 2013